Exhibit 99.2

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEX TO FINANCIAL STATEMENTS

(Unaudited)

WILLISTON HUNTER, INC.

(FORMALLY KNOWN AS NULOCH AMERICA CORP.)

BALANCE SHEETS

(Unaudited)

September 30, 2011
ASSETS
CURRENT ASSETS:
Cash	$874,884
Accounts receivable	2,469,878
Prepaid expenses	3,546

Total current assets	3,348,308

PROPERTY AND EQUIPMENT (Net of Accumulated Depletion and Depreciation):
Oil and natural gas properties, successful efforts accounting	251,547,917
Other equipment	49,990

Total property and equipment	251,597,907

OTHER ASSETS:
Other long term assets	15,061

Total Assets	$254,961,276

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,591,118
Intercompany loans payable (note 5)	45,654,528

Total current liabilities	59,245,646

Other long term liabilities	10,360
Deferred tax liability	69,825,436
Asset retirement obligation (note 4)	105,600

Total liabilities	129,187,042

COMMITMENTS AND CONTINGENCIES (Note 10)

STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 50,000 shares authorized, 11,700 shares issued and outstanding	12
Additional paid in capital	126,654,750
Accumulated deficit	(880,528)

Total Stockholders’ Equity	125,774,234

Total Liabilities and Stockholders’ Equity	$254,961,276

The accompanying notes are an integral part of these financial statements.

WILLISTON HUNTER, INC.

(FORMALLY KNOWN AS NULOCH AMERICA CORP.)

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Nine Months Ended September 30,
	2011	2010
REVENUE:
Oil and gas sales	$6,818,323	$2,610,459

Total revenue	6,818,323	2,610,459

EXPENSES:
Lease operating expenses	1,101,388	322,215
Severance taxes and marketing	793,353	255,055
Exploration	18,510	973,920
Depreciation, depletion and accretion	4,301,380	1,835,000
General and administrative	663,347	63,611

Total expenses	6,877,978	3,449,801

OPERATING LOSS	(59,655)	(839,342)

OTHER INCOME (EXPENSE):
Interest expense (note 5)	(2,128,063)	(1,080,748)

Loss before income taxes	(2,187,718)	(1,920,090)

Income tax benefit	834,700	737,000

Net loss	$(1,353,018)	$(1,183,090)

The accompanying notes are an integral part of these financial statements.

WILLISTON HUNTER, INC.

(FORMALLY KNOWN AS NULOCH AMERICA CORP.)

STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Number of shares of Common Stock	Common Stock	Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity
BALANCE, January 1, 2011	9,700	$10	$9,654,980	$(2,182,997)	$7,471,993
Issued common shares for cash	2,000	2	1,999,998	—	2,000,000
Net loss for the period January 1 through May 2, 2011	—	—	—	(472,490)	(472,490)
Acquisition by Magnum Hunter (note 3)	—	—	114,999,772	2,655,487	117,655,259
Net loss for the period May 3 through September 30, 2011	—	—	—	(880,528)	(880,528)

BALANCE, September 30, 2011	11,700	$12	$126,654,750	$(880,528)	$125,774,234

The accompanying notes are an integral part of these financial statements.

WILLISTON HUNTER, INC.

(FORMALLY KNOWN AS NULOCH AMERICA CORP.)

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities
Net loss	$(1,353,018)	$(1,183,090)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion, depreciation, and accretion	4,301,380	1,835,000
Exploratory costs	—	27,520
Deferred taxes	(834,700)	(737,000)
Changes in operating assets and liabilities:
Accounts receivable	(832,498)	(729,433)
Prepaid expenses	(3,546)	—
Accounts payable	8,855,674	1,991,031
Accrued liabilities	(4,625,020)	1,667,320

Net cash provided by operating activities	5,508,272	2,871,348

Cash flows from investing activities
Capital expenditures	(25,943,818)	(14,824,143)
Change in advances	(267,970)	(1,879,875)
Change in other long term assets	(15,061)	—

Net cash used in investing activities	(26,226,849)	(16,704,018)

Cash flows from financing activities
Net proceeds from sale of common stock	2,000,000	1,499,970
Net proceeds from intercompany loan	18,879,621	11,643,152
Change in other long term liabilities	10,360	—

Net cash provided by financing activities	20,889,981	13,143,122

Net increase (decrease) in cash and cash equivalents	171,404	(689,548)
Cash and cash equivalents, beginning of period	703,480	786,843

Cash and cash equivalents, end of period	$874,884	$97,295

Cash paid for interest	$1,356,777	$814,415

Noncash transactions
Accrued capital expenditures	$3,053,202	$2,243,000

Issued shares of common stock for extinguishment of intercompany loan	$—	$1,500,000

The accompanying notes are an integral part of these financial statements.

NOTE 1—ORGANIZATION AND NATURE OF OPERATIONS

Williston Hunter, Inc. (formally known as NuLoch America Corp.) (“the Company”) (a Delaware Corporation) is an indirect wholly owned subsidiary of Magnum Hunter Resources Corporation (“Magnum Hunter”), a Houston, Texas based independent exploration and production company engaged in the acquisition and development of producing properties, secondary enhanced oil recovery projects, and production of oil and natural gas in the United States.

On May 3, 2011, Magnum Hunter acquired the Company through the acquisition of its parent, Williston Hunter Canada, Inc. (formerly NuLoch Resources Inc.) (“Williston Hunter Canada”) through the acquisition of all outstanding shares of Williston Hunter Canada.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes for the year ended December 31, 2010. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the consolidated financial statements which would substantially duplicate the disclosure contained in the audited consolidated financial statements as of December 31, 2010 have been omitted.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. These estimates are based on information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ from those estimates under different assumptions and conditions. Significant estimates are required for proved oil and gas reserves which may have a material impact on the carrying value of oil and gas property.

Critical accounting policies are defined as those significant accounting policies that are most critical to an understanding of a company’s financial condition and results of operations. We consider an accounting estimate or judgment to be critical if (i) it requires assumptions to be made that were uncertain at the time the estimate was made, and (ii) changes in the estimate or different estimates that could have been selected, could have a material impact on our results of operations or financial condition.

NOTE 3—ACQUISITION BY MAGNUM HUNTER RESOURCES

On May 3, 2011, the Company was acquired by Magnum Hunter through Magnum Hunter’s acquisition of all of the outstanding common shares of our parent company, Williston Hunter Canada (formally, NuLoch Resources, Inc.), for total consideration of approximately $430.5 million of which, $ 126.7 million approximated the fair value of the Company’s net assets at the date of the acquisition, based upon preliminary estimate.

The following table summarizes the preliminary estimate of the fair values of the net assets of the Company as of the date acquired as determined as of September 30, 2011:

Contributed capital from parent	$126,654,762

Amounts recognized for assets acquired and liabilities assumed:
Working capital	$(10,056,442)
Oil and gas properties	241,174,985
Equipment and other fixed assets	10,168
Intercompany loan payable	(34,009,813)
Asset retirement obligation	(100,000)
Deferred tax liability	(70,364,136)

Total	$126,654,762

Working capital acquired:
Cash	$575,777
Accounts receivable	2,671,183
Accounts payable	(13,303,402)

Total working capital acquired	$(10,056,442)

NOTE 4—ASSET RETIREMENT OBLIGATIONS

The Company accounts for asset retirement obligations based on the guidance of ASC 410 which addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. ASC 410 requires that the fair value of a liability for an asset’s retirement obligation be recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is depreciated over the estimated useful life of the related asset. We have included estimated future costs of abandonment and dismantlement in our successful efforts amortization base and amortize these costs as a component of our depreciation, depletion, and accretion expense in the accompanying financial statements.

The following table summarizes the Company’s asset retirement obligation transactions during the nine months ended September 30, 2011:

Asset retirement obligation at beginning of period	$69,000
Liabilities incurred	15,000
Accretion expense	3,600
Revisions in estimated liabilities	18,000

Asset retirement obligation at end of period	$105,600

NOTE 5—INTERCOMPANY LOANS PAYABLE

The Company has a revolving loan outstanding used to fund capital expenditures with Williston Hunter Canada that bears an interest rate of prime plus 3 percent. The loan is payable on demand. Prime is based on a major Canadian bank’s prime interest rate and was 6% at September 30, 2011. The balance of this intercompany loan was $34,786,130 at September 30, 2011, including accrued interest on the loan of $771,287 at September 30, 2011.

The Company also has a loan due to Magnum Hunter for additional funding of capital expenditures that is non-interest bearing and is payable on demand. The balance of this intercompany loan was $10,868,398 at September 30, 2011.

The assets of the Company are pledged as security for the credit facilities of Magnum Hunter.

NOTE 6—STOCKHOLDERS’ EQUITY

Common Stock

On February 23, 2011 the Company issued 2,000 shares of common stock to Williston Hunter Canada for cash proceeds of $2,000,000.

NOTE 7—RELATED PARTY TRANSACTIONS

As of September 30, 2011, the Company held a loan payable to Williston Hunter Canada. The loan balance was $34,786,130 at September 30, 2011. Interest expense to Williston Hunter Canada totaled $2,128,063 and 1,080,748 for the nine months ended September 30, 2011 and 2010, respectively.

As of September 30, 2011 the Company held a loan payable to Magnum Hunter. The loan balance was $10,868,398 at September 30, 2011.

NOTE 8—COMMITMENTS

On June 29, 2011 the Company entered into a 40 month lease for approximately 4,456 square feet of office space located in Denver, Colorado. Our rent payments are approximately $5,700 per month.

NOTE 9—SUBSEQUENT EVENTS

There have been no significant subsequent events from September 30, 2011 through the date of this report.